Exhibit 10.43

EXECUTION COPY

Norddeutsche Landesbank Girozentrale

1114 Avenue of the Americas

New York, New York 10036 USA

September 8, 2009

Attention: The Directors

JDER Limited

First Floor

7 Exchange Place

IFSC, Dublin

Ireland

JohnsonDiversey, Inc.

8310 16 th Street

M/S 555

Sturtevant, WI 53177

Attn: General Counsel

Re:	Norddeutsche Landesbank Girozentrale, as agent (“Agent”) for Hannover Funding LLC (“Purchaser”) with respect to purchase of the Participation from JDER Limited (“Seller”) pursuant to that certain Receivables Purchase Agreement, dated as of the date hereof, by and among the Seller, the Agent, the Purchaser, JohnsonDiversey UK Limited (“JDI UK”), JohnsonDiversey España S.L. (“JDI Spain”) and JohnsonDiversey France S.A.S. (“JDI France”) (as amended herein, and as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

The Purchaser has agreed to purchase the Participation from the Seller on the date hereof and make Payments with regard to the Participation purchased from the Seller from time to time during the period of the date hereof to the Facility Termination Date based upon the Seller’s agreement, pursuant to the terms of this Agreement, to undertake the following actions and satisfy the following requirements within the timeframes specified herein (as such timeframes may be extended or waived by the Agent, from time to time). The Seller, JDI UK, JDI Spain, JDI France and the Agent also agree to modify the terms of the Receivables Purchase Agreement in accordance with paragraph 2 hereof. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Receivables Purchase Agreement.

Notwithstanding anything to the contrary in the Receivables Purchase Agreement, the Agent hereby waives those conditions precedent within Exhibit II to the Receivables Purchase Agreement that are detailed below in paragraph 1, on the terms more particularly set out herein.

1. Post-Closing Deliverables. Seller or Seller’s counsel shall deliver to the Agent and its counsel the items set forth below, in form and substance acceptable to the Agent and its counsel, within the timeframes specified herein.

a)	Collection Bank Notifications. The Seller or Seller’s counsel shall have delivered to Agent:

i.	Within 5 days of the date hereof, the acknowledgment of Notice of Trust and Charge of Citibank, N.A.—London Branch with respect to the Deed of Trust and Charge, dated as of the date hereof, by and among JDI UK, the Seller and the Agent (“Originator Charge”);

ii.	Within 5 days of the date hereof, the acknowledgment of Notice of Trust and Charge of Citibank, N.A.—London Branch with respect to the SPV Deed of Trust and Charge, dated as of the date hereof, by and between the Seller and the Agent (“SPV Charge”);

iii.	Within 15 days of delivery to the bank of Spanish Notary acknowledgment, the notification of Banco Bilbao Vizcaya Argentaria, S.A. with respect to the Pledge Agreement (Contracto de Prenda de Derechos de Créditos), dated as of the date hereof, by and among JDI Spain, the Seller and the Agent (“BBVA Pledge”);

iv.	Within 15 days of delivery to the bank of Spanish Notary acknowledgment, the notification of Banco Santander, S.A. with respect to the Pledge Agreement (Contracto de Prenda de Derechos de Créditos), dated as of the date hereof, by and among JDI Spain, the Seller and the Agent (“BSCH Pledge”);

v.	Within 15 days of delivery to the bank of Spanish Notary acknowledgment, the notification of Banco Español de Crédito, S.A. with respect to the Pledge Agreement (Contracto de Prenda de Derechos de Créditos), dated as of the date hereof, by and among JDI Spain, the Seller and the Agent (“Banesto Pledge”);

vi.	Within 15 days of delivery to the bank of Spanish Notary acknowledgment, the notification of Citibank International plc, Sucursal en España, S.A. with respect to the Pledge Agreement (Contracto de Prenda de Derechos de Créditos), dated as of the date hereof, by and among the Seller and the Agent (“Citibank Pledge”);

vii.	Within 5 days of the date hereof, notification of Citibank International plc, Paris Branch with respect to the Pledge Agreement over bank account, dated as of the date hereof, by and between the Seller, the Purchaser and the Agent (“Citibank Paris Pledge”); and

viii.	Within 5 days of the date hereof, notification of Société Générale with respect to the Pledge Agreement over bank account, dated as of the date hereof, by and between JDI France and the Seller.

b)	UK Security Filings and Notifications. Within 21 days of the date hereof, (i) the particulars of the Originator Charge and the SPV Charge must be presented to the Registrar of Companies pursuant to section 396 of the Companies Act 1985 together with the prescribed document and fee and (ii) the relevant particulars of the Irish Deed of Charge and the SPV Charge must be delivered to the Registrar of Companies for registration in the manner required by Chapter I of Part XII of the Companies Act 1985 within 21 days following the creation thereof in accordance with the practice established since the decision in N.V. Slavenburg’s Bank -v- Inter Continental Resources Limited and others.

c)	Irish Security Filings: Within 21 days of the date hereof, (i) a Form C1 together with the prescribed particulars in respect of each of the Irish Deed of Charge, the Citibank Pledge, the Citibank Paris Pledge and the Receivables Purchase Agreement must be presented to the Companies Registrar Office pursuant to section 99 of the Companies Act 1963 together with the prescribed fee, (ii) a Form 8E together with the prescribed particulars in respect of the SPV Charge must be presented for registration to the Companies Registration Office together with the prescribed fee and (iii) notification to the Irish Revenue Commissioners pursuant to section 1001 of the Taxes Consolidation Act 1997 (as amended) of Ireland, within 21 days of the creation of the security expected to be created by the Irish Deed of Charge, the Citibank Barcelona Pledge, the Citibank Paris Pledge, the Receivables Purchase Agreement and the SPV Charge must be completed.

d)	Filing of Annual Report: Within 20 Originator Business Days from the date hereof, Seller or Seller’s counsel shall cause JDI Spain to file, and Seller or Seller’s counsel shall deliver to Agent evidence of JDI’s Spain filing of the Annual Accounts corresponding to fiscal years 2006, 2007 and 2008 with the Commercial Registry Office of Madrid, Spain.

e)	Documents Executed during the Public Ceremony in Spain: Within 15 Originator Business Days from the date hereof, Seller or Seller’s counsel shall have delivered to Agent two (2) copies of the original, fully executed Transaction Documents executed by Power of Attorney during the public deed ceremony on the date hereof in Madrid, Spain, including but not limited to the Administration Agreement, the Banesto Pledge, the BBVA Pledge, the BSCH Pledge, the Receivables Purchase Agreement and the Sale Agreement, each dated as of the date hereof, by and between JDI Spain and the Seller, the Servicing Agreement and the Secretary’s Certificate of JDI Spain.

2. Amendment to Receivables Purchase Agreement.

The Seller and the Agent agree that the Termination Events listed in paragraphs (f) and (g) of Exhibit V to the Receivables Purchase Agreement shall be deleted and replaced in their entirety with the following:

“(f) At any time, the three-month rolling average of the Dilution Ratio is greater than 9.75% (to be tested based on Receivables but to be reported both separately as to each Originator and in the aggregate for all Originators); or

(g) At any time, the three-month rolling average Default Ratio for each Originator is greater than 2.65% (to be tested based on all Receivables but to be reported both separately as to each Originator and in the aggregate for all Originators); or”

Capitalized terms referenced in this paragraph 2 shall have the meanings described in Schedule I (if not otherwise defined in the Receivables Purchase Agreement).

3. The obligations of Seller under this Agreement are in addition to and not a substitution of the obligations, covenants, representations and warranties of Seller under the Receivables Purchase Agreement and the other Transaction Documents.

4. Seller’s failure to comply with their obligations as set forth in this Agreement shall, at Agent’s option, constitute a Termination Event under the Receivables Purchase Agreement without any additional notice requirement; provided, however, that any failure made by reason other than the Seller’s neglect or willful default (as reasonably determined by the Agent) shall only constitute a Termination Event if such failure is not waived or remedied within five (5) Business Days after the timeframes detailed in paragraph 1 above.

5. Seller shall reimburse all reasonable expenses of the Agent and the Purchaser (including without limitation, Attorney Costs) incurred in conjunction with the review of the documents and opinions contemplated by this Agreement in accordance with Section 5.4 of the Receivables Purchase Agreement.

6. This Agreement and all covenants, agreements, representations and warranties made herein shall continue in full force and effect so long as all or any of the Participation is outstanding unless a longer period is expressly set forth herein or in the Transaction Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of the Seller, shall inure to the benefit of the legal representatives, successors and assigns of the Agent and the Purchaser.

7. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall, be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

8. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, nor consent to any departure by Seller therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Seller, shall entitle Seller to any other or future notice or demand in the same, similar or other circumstances.

9. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but taken together will be deemed to have been signed by all of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic copy shall be as effective as the delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

Please execute a copy of this Agreement evidencing your consent to and agreement with the terms hereof.

AGENT:

NORDDEUTSCHE LANDESBANK GIROZENTRALE

By:	/s/ Anthony Brown
Name:	Anthony Brown
Title:	Director

By:	/s/ John McDermott
Name:	John McDermott
Title:	Director

[SIGNATURES CONTINUE ON NEXT PAGE]

AGREED, ACKNOWLEDGED AND ACCEPTED:

SELLER:

JDER LIMITED

By:	/s/ Lori Marin
Name:	Lori Marin
Title:	Duly authorized attorney

GUARANTOR:

JOHNSONDIVERSEY, INC.

By:	/s/ Lori Marin
Name:	Lori Marin
Title:	Vice President and Corporate Treasurer

JOHNSONDIVERSEY UK LIMITED

By:	/s/ David C. Quast
Name:	David C. Quast
Title:	Director

JOHNSONDIVERSEY FRANCE S.A.S.

By:	/s/ David C. Quast
Name:	David C. Quast
Title:	President

JOHNSONDIVERSEY ESPAÑA S.L.

By:	/s/ Ignacio Barrera
Name:	Ignacio Barrera
Title:	Duly Authorized Attorney

Schedule I

“Default Basis” means, for any Calculation Period, the sum of (i) the product of (a) a fraction having as its numerator the difference between (I) thirty (30) and (II) the Loss Horizon Days for such Calculation Period and as its denominator, thirty (30), times (b) the Eligible Sales from the earliest Calculation Period within the Default Horizon, plus (ii) the product of (a) a fraction having as its numerator the Loss Horizon Days for such Calculation Period and as its denominator, thirty (30) times (b) the Eligible Sales in the Calculation Period immediately preceding the Default Horizon.

“Default Horizon” means, for any Calculation Period, the whole number sum of (i) four (4) plus (ii) the whole number result (rounded down) of dividing (A) the Weighted Average Terms of Sale as of the Cutoff Date for such Calculation Period by (B) thirty (30). The Default Horizon for the initial Calculation Period shall be five (5).

“Default Ratio” means, for any Calculation Period, the ratio computed as of the Cutoff Date by dividing (i) the sum of the Net Outstanding Balances of Pool Receivables, each of which (a) was a Defaulted Receivable as of the Cutoff Date, and (b) was not a Defaulted Receivable as of the previous Cutoff Date, and (c) was an Eligible Receivable on at least one day during the Calculation Period by (ii) the Default Basis.

“Dilution Basis” means, for any day, the result of (i) the product of (a) the Eligible Sales in the Calculation Period immediately preceding the Dilution Horizon times (b) the result of (I) 30 minus (II) the Dilution Horizon Days, plus (ii) the product of (a) the Eligible Sales in the Calculation Period immediately preceding the Calculation Period immediately preceding the Dilution Horizon times (b) the Dilution Horizon Days, divided by (iii) 30.

“Dilution Horizon” means on any day, a number, initially zero (0), determined by the Administrator on each Settlement Date, equal to the whole number result (rounded down) of dividing (A) the Weighted Average Dilution Days as of the end of the Calculation Period ending on the Cutoff Date by (B) thirty (30).

“Dilution Horizon Calculation Period” means, for any day, a number, equal to the Dilution Horizon, of consecutive Calculation Periods ending with the Cutoff Date.

“Dilution Horizon Days” means a number of days, initially twenty-six and twenty-one hundredths (26.21), determined by the Administrator on each Settlement Date, equal to difference between (A) the Weighted Average Dilution Days and (B) the product of (i) the Dilution Horizon on such day and (ii) thirty (30).

“Dilution Horizon Lookback Period” means, for any day, the Calculation Period preceding the Calculation Period containing the Cutoff Date by a number, equal to the Dilution Horizon, of Calculation Periods.

“Dilution Horizon Ratio” means, for any Settlement Date (and any subsequent date until the following Settlement Date), the result of the sum of (i) the Eligible Sales during the Dilution Horizon Calculation Period and (ii) a fraction the numerator of which is (a) the product of (I) the Eligible Sales during the Dilution Horizon Lookback Period times (II) the Dilution Horizon Days and the denominator of which is (b) 30, divided by (ii) the Net Eligible Pool Balance as of such date.

“Dilution Ratio” means, for any day, the ratio computed as of the Cutoff Date by dividing: (a) the Eligible Dilution during the Calculation Period by (b) the Dilution Basis.

“Dilution Reserve Percentage” means, on any Settlement Date (and any subsequent date until the following Settlement Date), the product of (i) the Dilution Horizon Ratio multiplied by (ii) the sum of (x) the Dilution Reserve Stress Factor times the average of the Dilution Ratios for the twelve most recent Calculation Periods and (y) the Spike Factor.

“Eligible Euro Dilution” means, for any Calculation Period, the sum of all Variable Dilutions denominated in Euro occurring during the Calculation Period except to the extent that such credits have been applied to any Obligor in excess of the amount of any Net Outstanding Balances owed on Eligible Receivables for any such Obligor.

“Eligible Sales” means, for any Calculation Period, the sum of the Net Outstanding Balances of all Pool Receivables that were originated during or prior to the Calculation Period and were Eligible Receivables at any time during the Calculation Period but were not Eligible Receivables during any previous Calculation Period.

“Eligible Sterling Dilution” means, for any Calculation Period, the sum of all Variable Dilutions denominated in Sterling occurring during the Calculation Period except to the extent that such credits have been applied to any Obligor in excess of the amount of any Net Outstanding Balances owed on Eligible Receivables for any such Obligor.

“Loss Horizon” means, on any day, a number, initially three (3), determined by the Administrator on each Settlement Date, equal to the sum of (i) two (2) plus (ii) the whole number result (rounded down) of dividing (A) the Weighted Average Terms of Sale as of the end of the Calculation Period ending on the Cutoff Date by (B) thirty (30).

“Loss Horizon Calculation Period” means, for any day, a number, equal to the Loss Horizon, of consecutive Calculation Periods ending with the Cutoff Date.

“Loss Horizon Days” means a number of days, initially twenty (20), determined by the Administrator on each Settlement Date, equal to the difference between (A) the Weighted Average Terms of Sale and (B) the product of (i) the Loss Horizon on such day and (ii) thirty (30).

“Loss Horizon Ratio” means, for any Settlement Date (and any subsequent date until the following Settlement Date), the result of (i) the result of (a) the Eligible Sales during the Loss Horizon Calculation Period plus (b) the result of (I) the Eligible Sales during the Calculation Period immediately preceding the Loss Horizon Calculation Period multiplied by (II) a number equal to the Loss Horizon Days divided by (III) the number thirty (30), divided by (ii) the Net Eligible Pool Balance as of such date.

“Loss Reserve Percentage” means, on any Settlement Date (and any subsequent date until the following Settlement Date), the result of (i) the Loss Reserve Stress Factor times (ii) the highest average of the Default Ratios for any three consecutive Calculation Periods from among the twelve most recent such Calculation Periods prior to such Settlement Date, multiplied by (iii) the Loss Horizon Ratio.

“Net Eligible Pool Balance” means, at any time, (a) the sum of the Net Outstanding Balances of the Receivables in the Net Eligible Pool minus (b) Eligible Unapplied Cash and Credits at such time.

“Spike Factor” means on any Settlement Date (and any subsequent date until the following Settlement Date), the product of (i) the excess, if any, of (a) the highest Dilution Ratio for any Calculation Period during the twelve most recent Calculation Periods over (b) the arithmetic average of the Dilution Ratios for such twelve months, times (ii)(a) the highest Dilution Ratio for any Calculation Period during the twelve most recent Calculation Periods, divided by (b) the arithmetic average of the Dilution Ratios for such twelve months.

“Weighted Average Terms of Sale” means, on any day, the result of dividing (i) the sum of, for each invoice in the Receivables Pool, the product of (A) the Outstanding Balance of such Receivable and (B) the number of days from the origination of such invoice to the due date for such invoice by (ii) the sum of, for each invoice in the Receivables Pool, the Outstanding Balance of such Receivable.

“Weighted Average Dilution Days” means, on any day, the result of dividing (i) the sum of, for each Sampled Credit Memo, the product of (A) the amount of such Sampled Credit Memo and (B) the number of days between the origination of the invoice to which such Sampled Credit Memo is applied and the origination of such Sampled Credit Memo by (ii) the sum of, for each Sampled Credit Memo, the amount of such Sampled Credit Memo.